SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 3rd day of December, 2007 (this “Second Amendment”), is entered into among Platinum Underwriters Holdings, Ltd., an exempted company incorporated in Bermuda (the “Borrower”), various Subsidiary Credit Parties (as defined in the hereinafter defined Credit Agreement) party hereto, the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”).

RECITALS

A. The Borrower, the Subsidiary Credit Parties, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 13, 2006 as amended by the First Amendment and Waiver to the Amended and Restated Credit Agreement dated as of April 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) providing for $400,000,000 Senior Credit Facilities. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this Second Amendment.

B. The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Preferred Securities” means, with respect to any Person, any Capital Stock of such Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common stock or any other class of such Person.

“Second Amendment” shall mean the Second Amendment to Amended and Restated Credit Agreement, dated as of December 3, 2007, among the Borrower, the Subsidiary Credit Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Second Amendment Effective Date” shall mean December 3, 2007.

1.2 Amendments to Section 1.1 Consisting of Modified Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Consolidated Indebtedness” means, at any time, the aggregate (without duplication) of all Indebtedness (whether or not reflected on the balance sheet of Platinum Holdings or any of its Subsidiaries) of Platinum Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and for the avoidance of doubt shall not include (i) the stated amount of any letters of credit issued for the account of any Account Party in the ordinary course of its business to the extent such letters of credit are undrawn and secured by Eligible Collateral, (ii) the obligations of Platinum Holdings or Subsidiaries under any Hybrid Equity Securities to the extent that the total book value of such Hybrid Equity Securities does not exceed 15% of the sum of Consolidated Indebtedness and Consolidated Net Worth and (iii) intercompany Indebtedness.”

“Hybrid Equity Securities” shall mean any hybrid preferred securities consisting of trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities that are shown on the consolidated financial statements of Platinum Holdings as liabilities and (i) treated as equity by Standard & Poor’s, and (ii) that, by its terms (or by the terms of any security into which it is convertible for or which it is exchangeable) or upon the happening of any event or otherwise, does not mature or is not mandatorily redeemable or is not subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the Commitment Termination Date.”

1.3 Amendments to Section 8.7 (Restricted Payments): Section 8.7 of the Credit Agreement is hereby amended by replacing the word “and” at the conclusion of clause (i) with a comma, replacing the period at the end of clause (ii) with a comma, and adding a new clause (iii) to read as follows:

“and (iii) notwithstanding the immediately preceding clause (ii), the Borrower and its Subsidiaries may declare and pay dividends or interest payments, as the case may be, in respect of any Hybrid Equity Securities and Preferred Securities so long as, at the time of and after giving effect to the declaration and payment of any such dividend or interest payment, no Default or Event of Default under Section 9.1(a), clause (i) of Section 9.1(e), Section 9.1(f) or Section 9.1(g) has occurred and is continuing.”

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Second Amendment shall become effective as of December 3, 2007 (the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received, dated as of the Second Amendment Effective Date, an executed counterpart hereof from each of the Credit Parties and the Required Lenders; and

(b) Since December 31, 2006 through the Second Amendment Effective Date, there has not occurred (i) any Material Adverse Effect, or (ii) any event, condition or state of facts that would reasonably be expected to have such a Material Adverse Effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Credit Parties (solely as to itself and its Subsidiaries) represents and warrants to the Administrative Agent, the Fronting Banks and the Lenders that each of the representations and warranties set forth in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date, with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES

Each of the Credit Parties hereby confirms and agrees that, after giving effect to this Second Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Credit Parties in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Second Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent, the Fronting Banks and the Lenders to enter into this Second Amendment, and each of the Credit Parties acknowledges that the Administrative Agent, the Fronting Banks and the Lenders would not enter into this Second Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Second Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Second Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Second Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Second Amendment and the other Credit Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this Second Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any jurisdiction.

5.5 Successors and Assigns. This Second Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Second Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Second Amendment.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By: /s/ James A. Krantz
Name: James A. Krantz
Title: Executive Vice President

PLATINUM UNDERWRITERS BERMUDA, LTD.

By: /s/ Robert S. Porter
Name: Robert S. Porter
Title: Chief Executive Officer

PLATINUM UNDERWRITERS REINSURANCE, INC.

By: /s/ H. Elizabeth Mitchell
Name: H. Elizabeth Mitchell
Title: President and Chief Executive Officer

PLATINUM UNDERWRITERS FINANCE, INC.

By: /s/ James A. Krantz
Name: James A. Krantz
Title: Executive Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Fronting Bank and as a Lender

By: /s/ Karen Hanke
Name: Karen Hanke
Title: Director

CITIBANK, N.A., as a Documentation Agent, Fronting Bank and a Lender

By: /s/ Michael A. Taylor
Name: Michael A. Taylor
Title: Managing Director/Senior Credit Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as a Documentation Agent and a Lender

By: /s/ Daniel G. Serrano
Name: Daniel G. Serrano
Title: SVP

BAYERISCHE HYPO-UND VEREINSBANK AG, as a Documentation Agent and a Lender

By: /s/ Thomas Lee
Name: Thomas Lee
Title: Vice President

By: /s/ Stephen R. Leuker
Name: Stephen R. Leuker
Title: Director

ING BANK N.V., LONDON BRANCH, as a Documentation Agent and a Lender

By: /s/ N.J. Marchant
Name: N.J. Marchant
Title: Director

By: /s/ M.E.R. Sharman
Name: M.E.R. Sharman
Title: Managing Director

COMERICA BANK, as a Lender

By: /s/ Chatpaet Saipetch
Name: Chatpaet Saipetch
Title: V.P.